Exhibit 99.5

Protective Life Insurance Company (the “Company”) [P.O. Box 292 Birmingham, AL 35201-0292]
INDIVIDUAL FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE APPLICATION

GENERAL INFORMATION
“Insured” whenever used in this application, means “the life proposed for insurance.”

	INSURED				OWNER (IF OTHER THAN INSURED)
	Name				Name
	Address				Attention
Address

Business Address
Phone # Day
Phone # Evening
	Phone # Day				Type of Business
	Phone # Evening			Owner’s SSN or Tax ID
	Birth Date	SSN
	Place of Birth		Gender
❑ See attached Schedule of Insureds

Electronic Consent

Subject to Protective Life Insurance Company’s ability and federal and state legal requirements, I authorize that all statements, prospectuses, semi-annual and annual fund reports; quarterly policy reports; and additional documents as they become available in the future, policies and other documents be provided to me in an electronic format.  The owner may revoke this authorization at any time by contacting the Company.  Enrollment in this electronic delivery service requires that you have a personal computer with appropriate browser software, e-mail software, as well as communications access to the internet. By providing an email address, I am confirming that I have the ability to obtain electronic communications for purposes of accepting electronic delivery.

				❑ Yes ❑ No	Email Address

This consent will remain in effect until I revoke my authorization by contacting the Company.  I may request a paper copy of the information provided electronically at any time for no charge.  I will provide the Company a current e-mail address if my e-mail address changes.

OWNER (Please choose one of the following)
	a. ❑ The Employer				d. ❑ The Insured
	b. ❑ A Trust created by the Employer				e. ❑ Other
c. ❑ A Trust created by the Insured

POLICY INFORMATION
1..	Life Insurance or Premium Applied For:				3. Death Benefit Option (Please check one):
	a. Total Face Amount $				Level Death ❑
	b. Premium Amount $				Coverage Plus ❑
c. Mode of Payment
2..	Send Premium Notices to:
Name
Address

ICC20-PL-COLIapp

BENEFICIARY

Primary Beneficiary

Name				Relationship

Address			State	Zip

Date of Birth	SSN	Phone #		Percentage

☐ Primary   ☐ Contingent

Name				Relationship

Address			State	Zip

Date of Birth	SSN	Phone #		Percentage

☐ Primary   ☐ Contingent

Name				Relationship

Address			State	Zip

Date of Birth	SSN	Phone #		Percentage

If corporate owned please choose one of the following:

☐ Employer                                                                        ☐ Trust created by the Employer                                     ☐ Trust created by the Insured

If the employer is the beneficiary, the employer certifies, represents and warrants that:

a.              The employer has a lawful and substantial economic interest in the life, health and safety of each proposed insured;

b.              The services of each such proposed insured are such that the employer expects to realize either:

•                  A substantial monetary gain through the continued life of the proposed insured; or

•                  A substantial monetary loss in the event of the proposed insured’s death.

c.               Per the requirements set forth in I.R.C.§101(j), the insured:

•                  had “compensation” in excess of the IRC § 414(q) limitation, as adjusted annually for inflation; or

•                  is among the highest paid 35% of all employees, determined in accordance with the rules of  IRC § 105(h); or

•                  is an owner of 5% or more of the employer at any time during the year (or was in the preceding year); or

•                  is among the top 5 highest paid officers of the company

Additionally, in order to comply with IRC§101(j), employers must obtain positive written consent from employees that the employer may insure their life. This consent must disclose that the corporation will reside as beneficiary of the policy death benefit and the maximum amount of insurance that may be issued on their life. This information must be obtained PRIOR to the issue of any policy. Failure to do so may result in adverse tax consequences.

Please sign below stating you have read and understand the above conditions.

Employer Name (Please Print)	Title

Employer Signature	Date

REPLACEMENT
1.	Do you have any existing insurance policies or annuity contracts?	☐ Yes ☐ No
2.

Will the policy applied for result in any insurance or annuity contract in this or any other Company being  lapsed, surrendered, reduced, subjected to substantial borrowing, or changed to paid-up, extended term or automatic premium loan?

☐ Yes ☐ No
If yes, details:
Company Name
Policy #
Face Amount

Company Name
Policy #
Face Amount
Please attach a separate page if you have additional policies.

CITIZENSHIP INFORMATION
1.	Is each individual named on this application a citizen of the United States?	☐ Yes ☐ No

2.	Please answer the following question for each insured that is a Non-U.S. Citizen:

	a. Does the employee reside in the United States with a permanent resident visa?	☐ Yes ☐ No
b. If No, please provide visa information for all Non-U.S. Citizens.

COMPLIANCE INFORMATION

The Securities Exchange Act of 1934 requires that we have reasonable grounds to believe, based upon the information provided by you, that your selections are suitable given your objectives and financial situation. Please complete the following relating to the suitability of your investment choices.

1.

Do you understand that, under this policy, all payments and values including cash values and the death benefit are based on the investment experience of the Sub-Accounts are variable, they may increase or decrease accordingly, and are not guaranteed as to amount?

☐ Yes ☐ No
2.	Do you believe that this policy will meet your objectives and anticipated financial needs?	☐ Yes ☐ No

3.	I have received a copy of the current product prospectus for this Flexible Premium Variable Universal Life Policy.	☐ Yes ☐ No

INSURED’S PERSONAL AND MEDICAL INFORMATION

Name:	Occupation:
Total life insurance in force: $	Driver’s License #:	State:
1. Have you applied for insurance in the past 6 months?	☐ Yes ☐ No
a. If yes, will this be an additional Policy?	☐ Yes ☐ No
2. Have you ever been refused life insurance?	☐ Yes ☐ No
3. In the past 3 years, have you plead guilty to or been convicted of driving under the influence of alcohol or drugs (DUI), or have you had your driver’s license suspended or revoked?	☐ Yes ☐ No
If you answered yes to questions 1 — 3, provide details:

4.              During the past 3 years have you flown as a private pilot or do you contemplate participating in flying within the next 2 years as a student pilot or crew member? (If yes, please complete the Aviation Questionnaire.)

☐ Yes ☐ No

5.              During the past 2 years have you participated in or do you contemplate participating in racing (automobile, snowmobile, motorcycle, boat) or scuba diving within the next 2 years? (If yes, please complete the Racing and/or Scuba Diving Questionnaire).

☐ Yes ☐ No

6.              During the past 2 years have you participated in or do you contemplate participating in mountain or rock climbing within the next 2 years? (If yes, please complete the Mountain/Rock Climbing Questionnaire.)

☐ Yes ☐ No

7.              During the past 2 years have you participated in, or do you contemplate participating in parachuting, sky diving, or hang gliding within the next 2 years? (If yes, please complete the Parachuting or Sky Diving Questionnaire.)

☐ Yes ☐ No
8. Do you intend to travel or live outside the United States in the next 2 years? (If yes, please complete the Foreign Travel and Residence Supplement.)	☐ Yes ☐ No
9. Please provide your: a. Height b. Weight
10. Do you have a personal physician? (If Yes, please provide the following.) a. Name: b. Address: c. Date last seen: d. Reason last seen: e. Results of last visit:	☐ Yes ☐ No
11. In the past 5 years, have you used tobacco or nicotine products in any form? If yes, when was the last date of usage?	☐ Yes ☐ No
12. Have any members of your immediate family died before age 60?	☐ Yes ☐ No
13. Are you currently taking any medication(s)?	☐ Yes ☐ No
14. In the past 5 years have you been hospitalized? (If yes, give details below including date(s) and reason(s)).	☐ Yes ☐ No
15. In the past 10 years, have you ever been diagnosed or treated for AIDS and/or HIV infection by a licensed member of the medical profession?	☐ Yes ☐ No
16. Within the past 10 years, have you been diagnosed, treated, tested positive for, or been given medical advice by a member of the medical profession for:
a. Any permanent disease or disorder, including those requiring medical or surgical intervention of the heart, lungs, liver, kidneys, gastrointestinal system?	☐ Yes ☐ No
b. Elevated blood pressure, stroke, paralysis, or any chronic or progressive disease or disorder of the brain, spinal cord or central nervous system?	☐ Yes ☐ No
c. Blood disorders including chronic anemia?	☐ Yes ☐ No
d. Diabetes, cancer or malignancy?	☐ Yes ☐ No
e. Treatment for alcohol or drug use?	☐ Yes ☐ No
f. Any counseling or treatment for mental, nervous or emotional disorders?	☐ Yes ☐ No
17. Within the past 5 years, has a member of the medical profession diagnosed you as having or treated you for any physical impairments or diseases not listed above?	☐ Yes ☐ No
If you answered yes to questions 12-17, provide details:

SIGNATURE

I declare and agree that:

All statements and answers to questions made in this application and any supplement to it are true and complete to the best of my knowledge and belief. The information I have provided will be taken into consideration for and will serve as the basis of any contract of insurance based on this application. 1) No Information or answer to any question will be deemed communicated to or binding on the Company unless set out in this application. 2) Only the President or the Secretary of the Company is authorized to change or waive any terms of this application or any contract of insurance issued.

Any policy issued based on this application shall not take effect until delivered and the first premium paid to the Company, provided no change has taken place in the insurability of the Insured after the application, and any supplement to it is completed, and all proposed Insured’s are still living.

☐            The Company is authorized to act on telephone instructions provided by me.  In the absence of this authorization, available telephone instructions will not be allowed.

I understand that I am applying for an Individual Flexible Premium Variable Universal Life Insurance Policy issued by Protective Life Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief.  I believe the policy is suitable for my insurance needs.  I understand that some amounts are based on the investment experience of the Sub-Accounts and are not guaranteed as to amount; some are variable and may increase or decrease accordingly.  I hereby direct that direct that my telephone instructions to the Company be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify policy transaction information. I certify under penalty of perjury that the Social Security or tax identification number listed on this application is correct. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

An agent or employee of the Company cannot waive, modify, change or interpret any questions asked of you on this application, the answers to which shall be deemed solely yours.

Signed at		this	day of	year
City and State

X
Name of Proposed Insured (Please Print)	Signature of Proposed Insured

X	X
Signature of Witness	Signature of Owner

STATEMENT OF ADDITIONAL INFORMATION

☐  Check here if you would like a copy of the Statement of Additional Information to the prospectus.